                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               -------------------




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  JUNE 18, 1998
                                 Date of Report
                        (Date of earliest event reported)



                          TBA ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                         0-22582                       62-1535897
 (State or other jurisdiction             (Commission                    (IRS Employer
       of incorporation)                 File Number)                 Identification No.)


                           402 HERITAGE PLANTATION WAY
                            HICKORY VALLEY, TENNESSEE
                    (Address of principal executive offices)

                                      38042
                                   (Zip Code)


                                 (901) 764-2300
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On June 18, 1998, TBA Entertainment Corporation (the "Registrant") directly or indirectly acquired 100% of the membership interests in Titley Spalding & Associates, LLC ("Titley Spalding"). The acquisition of the membership interests in Titley Spalding was consummated pursuant to a Purchase Agreement among the Registrant, TBA Entertainment Holding Corporation, a wholly-owned subsidiary of Registrant, Clarence Spalding ("Spalding") and Robert
R. Titley ("Titley" and with Spalding, the "Sellers").

        Pursuant to the Purchase Agreement, the Registrant delivered to the Sellers at closing cash in the amount of $1,000,000 and 175,000 shares of common stock, $.001 par value per share, of the Registrant valued at approximately $750,000. In addition, the Purchase Agreement grants to the Sellers the right to receive up to an additional $5,755,000 based on the net income of Titley Spalding over the five (5) year period following the Closing. The source of the cash consideration was working capital of the Registrant.

        Prior to the acquisition, there was no material relationship between (i) the Registrant, any of its affiliates, any of its officers or directors or any associate of such officers and directors, and (ii) either of the Sellers or any affiliates of the Sellers. In connection with the Purchase Agreement, Titley and Spalding entered into employment agreements with the Registrant.

        Titley Spalding is an artist management firm based in Nashville, Tennessee representing artists such as Brooks & Dunn, Kathy Mattea and Chely Wright.

        The foregoing description of the terms of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement relating to the acquisition, a copy of which is attached hereto and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

        Filed herewith as a part of this report are the audited financial statements and related notes of Titley Spalding for the years ended December 31, 1996 and 1997, and as of December 31, 1996 and 1997, and unaudited financial statements of Titley Spalding for the period ended June 18, 1998 and as of June 18, 1998.

(b)     RESTATED AND PRO FORMA FINANCIAL INFORMATION

        Filed herewith as a part of this report is the pro forma financial information required by Article 11 of Regulation S-X including:

               Unaudited Pro Forma Consolidated Statement of Operations of Registrant for the year ended December 31, 1997 and related Notes.

               Unaudited Pro Forma Consolidated Statement of Operations of Registrant for the six months ended June 30, 1998 and related Notes.

(c)     EXHIBITS.

        2.1 Purchase Agreement, dated as of June 18, 1998, among TBA Entertainment Corporation, Titley Spalding & Associates, LLC, Clarence Spalding and Robert R. Titley.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TBA ENTERTAINMENT CORPORATION



Date:  August 31, 1998                  By: /s/ Thomas J. Weaver III
                                            ------------------------------------
                                                Thomas J. Weaver III
                                                Chief Executive Officer

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data (the "Pro Forma Financial Data") of TBA Entertainment Corporation (the "Company") has been prepared utilizing the historical consolidated financial statements and related notes thereto of each of the Company and Titley, Spalding & Associates, LLC ("Titley Spalding") and the unaudited financial statements of Avalon Entertainment Group, Inc. ("AEG") for the period January 1, 1997 to April 21, 1997 (date of acquisition). The Pro Forma Financial Data gives pro forma effect to the consummation of the acquisition of Titley Spalding as of January 1, 1997 and January 1, 1998 for purposes of the pro forma statements of operations and the acquisition of AEG as though such acquisition had occurred as of January 1, 1997.

The Titley Spalding and AEG acquisitions have been accounted for under the purchase method of accounting and the Pro Forma Financial Data has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The Pro Forma Financial Data is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined businesses that would have resulted had the Titley Spalding acquisition and the AEG acquisition been consummated on the dates described above. The purchase price allocations reflected in the Pro Forma Financial Data have been based on preliminary estimates of the respective fair value of assets and liabilities, which may differ from the actual allocations, and are subject to revision.

The following presentation of the Pro Forma Financial Data for the year ended December 31, 1997 and the six months ended June 30, 1998 should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in the December 31, 1997 Form 10-KSB and the June 30, 1998 Form 10-QSB.

                          TBA ENTERTAINMENT CORPORATION

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                     Historical                              AEG       Titley Spalding
                                         ---------------------------------------------    Acquisition    Acquisition    Pro Forma
                                           Company       (1)Resort    Titley Spalding    Adjustments    Adjustments   Consolidated
                                         ------------    ------------  ---------------    -----------   ------------   ------------
Revenue                                  $ 30,228,900    $(23,791,800)    $  2,403,300    (2)1,922,500                 $ 10,762,900
Cost related to revenue                    21,318,700     (16,557,000)              --    (2)1,496,700                    6,258,400
                                         ------------    ------------     ------------                                 ------------
       Gross profit                         8,910,200      (7,234,800)       2,403,300                                    4,504,500

General and administrative                  6,006,600      (4,174,100)         401,100      (2)421,700     (5)300,000     2,955,300
Depreciation and amortization               1,096,000        (947,107)          22,900        (2)7,000     (6)178,500
                                                                                             (3)50,200                      407,500
Equity in income of Joint Venture             (78,900)             --               --                     (2)(31,500)     (110,400)
Interest expense , net                      1,845,800      (1,692,800)              --         (2)(700)
                                                                                             (4)37,900                      190,200
                                         ------------     -----------      -----------                                 ------------
Income from continuing operations        $     40,700     $  (420,800)     $ 1,979,300                                 $  1,061,900
                                         ============     ===========      ===========                                 ============
Earnings per common share - basic:
       Income from
          continuing operations          $       0.01                                                                  $       0.18
                                         ============                                                                  ============
       Weighted average common
          stock outstanding                 5,680,300                                                                     5,855,300
                                         ============                                                                  ============

 Earnings per common share
    - diluted:
       Income from
          continuing operations          $       0.01                                                                  $       0.16
                                         ===========                                                                   ============
       Weighted average common
          stock outstanding                 6,324,500                                                                     6,635,000
                                         ============                                                                  ============



          See notes to unaudited pro forma consolidated financial data.

                          TBA ENTERTAINMENT CORPORATION

                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                          STATEMENT OF OPERATIONS DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1997

(1) In 1997, the Company was engaged in the Resort business through the operation of a restaurant in Nashville, Tennessee and the Village at Breckenridge Resort. The Nashville restaurant opened in November 1994 and closed in November 1997. The Company has entered into an agreement to sell the Nashville restaurant, which sale is expected to close in the fourth quarter of 1998. The Village at Breckenridge Resort was acquired on April 29, 1996. On August 12, 1998, the Company sold the Village at Breckenridge Resort to a subsidiary of Vail Resorts, Inc. Accordingly, the operations of the Nashville restaurant and the Village at Breckenridge Resort have been reclassified to discontinued operations for the year ended December 31, 1997. In addition, the Company has reconfigured its statement of operations for the year ended December 31, 1997 to reflect that the Company only operates in one primary business segment.

(2) AEG was acquired on April 21, 1997 and, accordingly, the results of operations of AEG for the period from January 1, 1997 to April 21, 1997 are not included in the historical consolidated financial statements of the Company for the year ended December 31, 1997. This adjustment is presented to show the impact of including the revenues and expenses of AEG as if AEG had been acquired on January 1, 1997.

(3) The AEG acquisition resulted in recording goodwill of approximately $3,400,000 as of April 21, 1997. The Company is amortizing this amount over 20 years. This adjustment reflects pro forma amortization expense for the period from January 1, 1997 to April 21, 1997.

(4) The Company financed a portion of the AEG acquisition with notes payable to the sellers. This amount was refinanced with debt financing from a bank at prime plus 0.25% (8.75% at December 31, 1997). This adjustment reflects pro forma interest expense for the period from January 1, 1997 to April 21, 1997, assuming the notes were outstanding as of January 1, 1997.

(5) In 1997, payments to the two members of Titley Spalding were made as distributions from members' equity, based on the profitability of Titley Spalding and the availability of cash to fund such distributions. Under the terms of the Purchase Agreement, these individuals have entered into employment agreements with specifically defined salaries. The adjustment results from the net change in expense as if the employment agreements had been in effect in 1997.

(6) The Titley Spalding acquisition results in the recording of goodwill of approximately $1,785,000 as of the June 18, 1998 acquisition date. The Company expects to amortize this amount over 10 years. This results in annual amortization of approximately $178,500.

(7) As of December 31, 1996 the Company had NOLs of approximately $4.5 million. Accordingly, no proforma income tax provision is provided.

                          TBA ENTERTAINMENT CORPORATION

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



                                                               Historical             Titley Spalding
                                                     --------------------------------   Acquisition      Pro Forma
                                                       Company    (1)Titley Spalding    Adjustments     Consolidated
                                                     -----------  -------------------   -----------     ------------
Revenue                                              $ 7,116,300      $   856,500                       $ 7,972,800
Cost related to revenue                                4,830,500               --                         4,830,500
                                                     -----------      -----------                       -----------
       Gross profit                                    2,285,800          856,500                         3,142,300

General and administrative                             2,225,000          202,000       (2)150,000        2,577,000
Depreciation and amortization                            154,200           10,400        (3)89,300          253,900
Equity in income of Joint Venture                       (380,800)              --                          (380,800)
Minority interest                                        (36,000)              --                           (36,000)
Interest expense , net                                    93,400               --                            93,400
                                                     -----------      -----------                       -----------

Income from continuing operations                    $   230,000      $   644,100                       $   634,800
                                                     ===========      ===========                       ===========
Earnings per common share - basic:
       Income from continuing operations             $      0.03                                        $      0.08
                                                     ===========                                        ===========
       Weighted average common stock outstanding       7,317,700                                          7,481,100
                                                     ===========                                        ===========

 Earnings per common share - diluted:
       Income from continuing operations             $      0.03                                        $      0.08
                                                     ===========                                        ===========
       Weighted average common stock outstanding       7,981,700                                          8,145,100
                                                     ===========                                        ===========



         See notes to unaudited pro forma consolidated financial data.

                          TBA ENTERTAINMENT CORPORATION

                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                          STATEMENT OF OPERATIONS DATA
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998



(1) The Titley Spalding acquisition was consummated on June 18, 1998. The operations of Titley Spalding for the period from June 18, 1998 to June 30, 1998 are included in the historical financial statements of the Company. This column reflects the operations of Titley Spaulding for the period from January 1, 1998 to June 18, 1998.

(2) In 1998, all payments to the two members of Titley Spalding were made as distributions from members' equity, based on the profitability of Titley Spalding and the availability of cash to fund such distributions. Under the terms of the Purchase Agreement, these individuals have entered into employment agreements with specifically defined salaries. The adjustment results from the net change in expense as if the employment agreements had been effect in 1998.

(3) The Titley Spalding acquisition results in the recording of goodwill of approximately $1,785,000 as of the June 18, 1998 acquisition date. The Company expects to amortize this amount over 10 years. This results in semi-annual amortization of approximately $89,300.

(4) As of December 31, 1997, the Company had NOLs of approximately $4.5 million. Accordingly, no pro forma income tax provision is provided.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Members of Titley,
  Spalding & Associates, LLC:

We have audited the accompanying balance sheets of TITLEY, SPALDING & ASSOCIATES, LLC (a Tennessee Limited Liability Company) as of December 31, 1996 and 1997, and the related statements of income, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titley, Spalding & Associates, LLC as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                   ARTHUR ANDERSEN LLP




Los Angeles, California
August 19, 1998

                       TITLEY, SPALDING & ASSOCIATES, LLC


                                 BALANCE SHEETS


                                     ASSETS                   December 31,
                                                        ------------------------      June 18,
                                                          1996            1997          1998
                                                        --------        --------     ----------
                                                                                     (unaudited)
CURRENT ASSETS:
  Cash                                                  $324,054        $187,796      $ 23,287
  Accounts receivable                                    202,320         117,153       278,940
  Prepaid expenses                                        29,400              --            --
                                                        --------        --------      --------
          Total current assets                           555,774         304,949       302,227

PROPERTY AND EQUIPMENT, at cost,
  net of accumulated depreciation                         12,853          10,446            --
                                                        --------        --------      --------
                                                        $568,627        $315,395      $302,227
                                                        ========        ========      ========



                        LIABILITIES AND MEMBERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable and accrued liabilities              $ 18,833        $  2,383      $ 35,170
  Deferred revenue                                        15,974          98,120        29,352
                                                        --------        --------      --------
          Total current liabilities                       34,807         100,503        64,522
                                                        --------        --------      --------

COMMITMENTS (Note 3)

MEMBERS' EQUITY                                          533,820         214,892       237,705
                                                        --------        --------      --------
                                                        $568,627        $315,395      $302,227
                                                        ========        ========      ========





      The accompanying notes are an integral part of these balance sheets.

                       TITLEY, SPALDING & ASSOCIATES, LLC


                              STATEMENTS OF INCOME




                                                         Year ended
                                                        December 31,           Period ended
                                                ---------------------------      June 18,
                                                   1996             1997           1998
                                                ----------       ----------    -------------
                                                                                (unaudited)
REVENUE                                         $1,858,857       $2,403,295      $856,478

OPERATING EXPENSES                                 427,060          423,985       212,393
                                                ----------       ----------      --------

NET INCOME                                      $1,431,797       $1,979,310      $644,085
                                                ==========       ==========      ========





        The accompanying notes are an integral part of these statements.

                       TITLEY, SPALDING & ASSOCIATES, LLC


                          STATEMENTS OF MEMBERS' EQUITY



BALANCE, December 31, 1995                                          $        --

  Net income                                                          1,431,797

  Member distributions, net                                            (897,977)
                                                                    -----------
BALANCE, December 31, 1996                                              533,820

  Net income                                                          1,979,310

  Member distributions, net                                          (2,298,238)
                                                                    -----------
BALANCE, December 31, 1997                                              214,892

  Net income (unaudited)                                                644,085

  Member distributions, net (unaudited)                                (621,272)
                                                                    -----------
BALANCE, June 18, 1998 (unaudited)                                  $   237,705
                                                                    ===========






        The accompanying notes are an integral part of these statements.

                       TITLEY, SPALDING & ASSOCIATES, LLC


                            STATEMENTS OF CASH FLOWS


                                                            Year Ended
                                                           December 31,              Period ended
                                                  -----------------------------         June 18,
                                                      1996              1997              1998
                                                  -----------       -----------       -----------
                                                                                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                      $ 1,431,797       $ 1,979,310       $   644,085
  Adjustment to reconcile net
    income to net cash provided
    by operating activities:
    Depreciation and amortization                      12,552            22,939            10,446
  Change in operating assets and
    liabilities:
    Accounts receivable                              (202,320)           85,167          (161,787)
    Prepaid expenses                                  (29,400)           29,400                --
    Accounts payable and accrued liabilities           18,833           (16,450)           32,787
    Deferred revenues                                  15,974            82,146           (68,768)
                                                  -----------       -----------       -----------
      Net cash provided by operating
        activities                                  1,247,436         2,182,512           456,763
                                                  -----------       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                 (25,405)          (20,532)               --
                                                  -----------       -----------       -----------
      Net cash used in investing
        activities                                    (25,405)          (20,532)               --
                                                  -----------       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Member distributions                               (897,977)       (2,298,238)         (621,272)
                                                  -----------       -----------       -----------
      Net cash used in financing
        activities                                   (897,977)       (2,298,238)         (621,272)
                                                  -----------       -----------       -----------

INCREASE (DECREASE) IN CASH                           324,054          (136,258)         (164,509)

CASH, beginning of period                                  --           324,054           187,796
                                                  -----------       -----------       -----------
CASH, end of period                               $   324,054       $   187,796       $    23,287
                                                  ===========       ===========       ===========





        The accompanying notes are an integral part of these statements.

                       TITLEY, SPALDING & ASSOCIATES, LLC


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                 (INFORMATION AS OF JUNE 18, 1998 IS UNAUDITED)


1.    Formation and Line of Business

      Titley, Spalding & Associates, LLC (the Company), a Tennessee Limited Liability Company, was organized on January 1, 1996. The Company engages in artist management and has facilities located in Nashville, Tennessee.

2.    Summary of Significant Accounting Policies

      Cash

      Cash includes currency on hand and deposit accounts to which funds may be deposited or withdrawn at any time without prior notice or penalty. At times, cash balances in the Company's accounts may be in excess of federally insured limits.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated lives of two years. The Company capitalizes expenditures which materially increase asset lives and charges ordinary repairs and maintenance to operations as incurred. When assets are sold or otherwise disposed of, the cost and related reserves are removed from the accounts and any resulting gain or loss is included in operations.

      Property and equipment is reported net of accumulated depreciation of $12,552, $35,491 and $45,937 at December 31, 1996 and 1997 and June 18,
      1998, respectively.

      Income Taxes

      The Company is a Limited Liability Company and all income is taxed to its members. Accordingly, there is no provision for federal or state income taxes reflected in the accompanying financial statements.

      Revenue Recognition

      The Company generates revenues based on the gross receipts received by the artists under management. Sources of gross receipts and timing of revenue recognition are set forth below:

      Performance gross receipts - The artists generate gross receipts upon the completion of a performance or appearance. The Company recognizes its portion of the gross receipts as revenues upon completion of the performance or appearance.

      Royalty gross receipts - The artists generate gross receipts from record labels based on past or future royalty earnings on records and videos sold. The Company recognizes its portion of the gross receipts as revenues upon the earning of the royalties. This may result in the

      Company recording accounts receivables when royalty earnings exceed cash advances made to the artists or deferred revenues when cash advances made to the artists exceed royalty earnings.

      Concentration of Credit Risk and Major Sources of Revenues

      Accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. At December 31, 1996 and 1997 and June 18, 1998, the Company did not have an allowance for doubtful accounts.

      In 1996, 1997, and for the period ended June 18, 1998, two artists represented 100 percent of total revenues.

      Statement of Cash Flows

      No cash was paid for income taxes or interest for the years ended December 31, 1996 and 1997 and for the period ended June 18, 1998.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Unaudited Financial Statements

      The unaudited financial statements for the period ended June 18, 1998 have been prepared in conformity with generally accepted accounting principles. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim period presented are not necessarily indicative of results to be expected for the full year.

3.    Commitments

      The Company leases the facilities used in its operations from a member on a month-to-month basis. During both 1996 and 1997, the Company incurred annual rent expense of approximately $49,000. For the period ended June 18, 1998 the Company incurred rent expense of approximately $22,960.

4.    Member distributions

      The members of the Company received distributions in lieu of salaries during the years ended 1996 and 1997 and during the period ended June 18, 1998. Distributions were approximately $898,000, $2,298,000, and $621,000 during the years ended 1996 and 1997 and during the period ended
      June 18, 1998.

5.    Subsequent Events

      On June 18, 1998, 100% of the ownership of the Company was sold to a public company. The former members of the Company signed employment agreements with the public company in connection with the sale.
      Upon completion of the acquisition, the Company owed the former members approximately $267,900.

                                INDEX TO EXHIBITS


                                                                                Sequentially
Exhibit                                                                           Numbered
Number                         Description of Document                             Page
------                         -----------------------                             ----
2.1          Purchase Agreement, dated as of June 18, 1998, among TBA
             Entertainment Corporation, Titley Spalding & Associates, LLC,
             Clarence Spalding and Robert R. Titley.